UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Dova Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38135 (Commission File Number)	81-3858961 (IRS Employer Identification No.)

240 Leigh Farm Road, Suite 245 Durham, North Carolina (Address of Principal Executive Offices)	27707 (Zip Code)

Registrant’s telephone number, including area code: (919) 748-5975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 1, 2018, AkaRx, Inc. (“AkaRx”), a wholly owned subsidiary of Dova Pharmaceuticals, Inc. (the “Company”), and Eisai Inc. (“Eisai”) entered into an Amended and Restated Transition Services Agreement (the “Amended TSA”) and an Additional Work Order (“Work Order”) pursuant to which Eisai has agreed to provide services to AkaRx after the expiration of the original Transition Services Agreement by and between Eisai and AkaRx, dated March 30, 2016, on March 31, 2018.

Under the Work Order, Eisai has agreed to provide certain regulatory, CMC, nonclinical, clinical pharmacology, and statistical services to AkaRx in order to support AkaRx’ new drug application and marketing authorization application to the European Medicines Agency (EMA) for the period from April 1, 2018 through June 30, 2019. Pursuant to the Amended TSA, AkaRx is obligated to pay Eisai for services provided by Eisai personnel based on a fixed payment schedule. To the extent that service fees and out-of-pocket costs payable by us to Eisai under the Amended TSA exceed $51.0 million, AkaRx’s obligation to pay milestone payments under the Eisai stock purchase agreement will be reduced. AkaRx may terminate the services provided under the Amended TSA on a service-by-service basis or the agreement in its entirety upon 60-days’ written notice. The Amended TSA may also be terminated (i) by mutual consent, (ii) by either party upon 60-days’ written notice if the other party materially breaches the agreement, (iii) by either party in the event of the other party’s bankruptcy, insolvency or certain similar occurrences and (iv) by either party in the event that such party is unable to perform its obligations under the agreement as a result of events outside of its reasonable control.

The foregoing is a summary description of certain terms of the Amended TSA, is not complete and is qualified in its entirety by reference to the text of the Amended TSA, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dova Pharmaceuticals, Inc.

Date: October 4, 2018	/s/ Mark W. Hahn
Mark W. Hahn
Chief Financial Officer